Exhibit 10.3

IN CONSULTATION WITH LOCAL COUNSEL IN [ ],
THIS INSTRUMENT WAS PREPARED BY
AND, ONCE FILED, RETURN TO:
Athy A. O'Keeffe, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005

(Space above this line for recording purposes only.)
[_____________] and
[______________]
together, as grantor

to

[_______________]
as trustee

for the benefit of

U.S. BANK NATIONAL ASSOCIATION
as Collateral Agent, as beneficiary

[FEE AND] LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
[Maximum Principal Indebtedness For ______________ Recording Tax Purposes is $___________]

COLLATERAL INCLUDES FIXTURES

Dated:	As of [ ] ___, 2013
Location:	[_________________]
[_________________]
County:	[_________________] ]

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SECTION 4.8. EVENT OF LOSS	16
SECTION 4.9. OPERATING LEASE	16
SECTION 4.10. MANAGEMENT AGREEMENT	17
SECTION 4.11. [FRANCHISE AGREEMENT]	18
SECTION 4.12. [GROUND LEASE]	18

ARTICLE 5

FURTHER ASSURANCES

SECTION 5.1. COMPLIANCE WITH INDENTURE	20
SECTION 5.2. AUTHORIZATION TO FILE FINANCING STATEMENTS; POWER OF ATTORNEY	20
SECTION 5.3. RECORDING OF SECURITY INSTRUMENT, ETC.	21
SECTION 5.4. ADDITIONS TO PROPERTY	21
SECTION 5.5. ADDITIONAL SECURITY	21
SECTION 5.6. STAMP AND OTHER TAXES	21
SECTION 5.7. CERTAIN TAX LAW CHANGES	21
SECTION 5.8. PROCEEDS OF TAX CLAIM	21

ARTICLE 6

DUE ON SALE/ENCUMBRANCE

SECTION 6.1. NO SALE/ENCUMBRANCE	22

ARTICLE 7

PREPAYMENT; RELEASE OF PROPERTY

SECTION 7.1. PREPAYMENT	22
SECTION 7.2. RELEASE OF PROPERTY	22

ARTICLE 8

DEFAULT
SECTION 8.1. EVENT OF DEFAULT	22

ARTICLE 9

RIGHTS AND REMEDIES UPON DEFAULT

SECTION 9.1. REMEDIES	22
SECTION 9.2. APPLICATION OF PROCEEDS	25
SECTION 9.3. RIGHT TO CURE DEFAULTS	26
SECTION 9.4. ACTIONS AND PROCEEDINGS	26

-ii-

-iii-

ARTICLE 14

APPLICABLE LAWS

SECTION 14.1. GOVERNING LAWS; JURISDICTION; ETC	32
SECTION 14.2. PROVISIONS SUBJECT TO APPLICABLE LAWS	32

ARTICLE 15

MISCELLANEOUS PROVISIONS

SECTION 15.1. NO ORAL CHANGE	32
SECTION 15.2. SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL	33
SECTION 15.3. INAPPLICABLE PROVISIONS	33
SECTION 15.4. HEADINGS, ETC.	33
SECTION 15.5. NUMBER AND GENDER	33
SECTION 15.6. ENTIRE AGREEMENT	33
SECTION 15.7. LIMITATION ON GRANTEE'S OR SECURED PARTIES' RESPONSIBILITY	33
SECTION 15.8. DUPLICATE ORIGINALS; COUNTERPARTS	33
SECTION 15.9. COVENANTS TO RUN WITH THE LAND	33
SECTION 15.10. CONCERNING GRANTEE	33
SECTION 15.11. GRANTEE MAY PERFORM; GRANTEE APPOINTED ATTORNEY-IN-FACT	34
SECTION 15.12. CONTINUING SECURITY INTEREST; ASSIGNMENT	34
SECTION 15.13. TERMINATION; RELEASE	34
SECTION 15.14. RELATIONSHIP	35

ARTICLE 16

[RESERVED]

ARTICLE 17

DEED OF TRUST PROVISIONS

SECTION 17.1. CONCERNING THE TRUSTEE	35
SECTION 17.2. TRUSTEE'S FEES	35
SECTION 17.3. CERTAIN RIGHTS	35
SECTION 17.4. RETENTION OF MONEY	36
SECTION 17.5. PERFECTION OF APPOINTMENT	36
SECTION 17.6. SUCCESSION INSTRUMENTS	36

ARTICLE 18

[RESERVED]

-iv-

ARTICLE 19

THIRD PARTY GRANTOR PROVISIONS

SECTION 19.1. THIRD PARTY GRANTOR	36
SECTION 19.2. AUTHORIZATIONS TO GRANTEE	36
SECTION 19.3. GRANTOR'S WARRANTIES	36
SECTION 19.4. GRANTOR'S WAIVERS	37
SECTION 19.5. FURTHER EXPLANATION OF WAIVERS	37
SECTION 19.6. GRANTOR'S UNDERSTANDINGS WITH RESPECT TO WAIVERS.	38

ARTICLE 20

STATE SPECIFIC PROVISIONS

[EXHIBIT [A/B]: LEGAL DESCRIPTION OF [FEE] LAND]
[EXHIBIT [A/B]: DESCRIPTION OF [ ] GROUND LEASE]
[EXHIBIT [B/C]: DESCRIPTION OF [ ] GROUND LEASE]

SCHEDULE I: MAJOR LEASE

-v-

[FEE AND] LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
THIS [FEE AND] LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is entered into this [__] day of [________], 2013 to be effective as of January [ ], 2013 (the “Effective Date”), by [____________] a [________] [_________] (“Owner”), and [______________], a [_________] [_______] (“Operator”) (Owner and Operator are collectively and together with their permitted successors and assigns, individually or collectively (as the context requires) referred to herein as “Grantor”), whose address is c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, Attention: General Counsel, as grantor[, to [______________] (together with its successors and assigns, “Trustee”), whose address is [______________], as trustee,] for the benefit of U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as Collateral Agent (“Collateral Agent”) under the Indenture for its benefit and the benefit of the Secured Parties (as hereinafter defined) (Collateral Agent, in such capacity, together with its successors and assigns, “Grantee”), whose address is 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292, Attention: Corporate Trust Services, as beneficiary.
RECITALS:
A.    Pursuant to (i) that certain Indenture, dated as of December 17, 2012 (the “Original Indenture”), among FelCor Lodging Limited Partnership, a Delaware limited partnership (the “Issuer” or “FelCor LP”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), the Guarantors (as defined therein), U.S. Bank, as trustee (in such capacity, together with its successors and assigns, the “Indenture Trustee”), Collateral Agent and in its capacities as registrar and paying agent, and (ii) that certain Purchase Agreement dated December 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Issuer, FelCor (together with the Issuer, the “Companies”), certain subsidiaries of the Companies party thereto, and J.P. Morgan Securities LLC, for itself and as representative of those certain parties named in Schedule I thereto (collectively, the “Initial Purchasers”), the Issuer has issued or will issue $525,000,000.00 aggregate principal amount of its 5.625% Senior Secured Notes due 2023 (the “2023 5.625% Senior Secured Notes”; together with any additional Notes and the Exchange Notes (as Notes and Exchange Notes are defined in the Indenture) issued pursuant to the Indenture from time to time, collectively, the “Indenture Notes”) upon the terms and subject to the conditions set forth therein.
B.    Pursuant to that certain First Supplemental Indenture to the Indenture dated as of January 7, 2013 (the “First Supplemental Indenture”; the Original Indenture, as modified by the First Supplemental Indenture, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) by and among the Issuer, FelCor, the Additional Subsidiary Guarantors (as defined in the First Supplemental Indenture) and U.S. Bank, as Indenture Trustee and Collateral Agent, the Additional Subsidiary Guarantors guaranteed the Indenture Notes and certain of the Issuer's obligations under the Indenture in accordance with the terms set forth therein.
C.    The Issuer owns, directly or indirectly, 100% of the issued and outstanding ownership interests in Grantor.
D.    The Grantee has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Security Instrument.
E.    Grantor and the Companies are part of a group of related companies, and Grantor has received and/or expects to receive substantial direct and indirect benefit from the proceeds of the Indenture Notes pursuant to the Indenture (which benefits are hereby acknowledged) and is, therefore, willing to enter into this Security Instrument.
F.    It is a requirement under the Purchase Agreement and the Indenture, that the Grantor shall have executed and delivered this Security Instrument to the Grantee for its own benefit and for the benefit of the Secured Parties.

G.    The Grantor is entering into this Security Instrument to create a lien on and a security interest in the Property (as hereinafter defined) and to secure the performance and payment of the Secured Obligations (as hereinafter defined).
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby covenants and agrees with the Grantee as follows:
ARTICLE 1
DEFINED TERMS
Section 1.1. DEFINED TERMS. The following terms in this Security Instrument shall have the following meanings:
“Accounts Receivable” shall have the meaning assigned to such term in Section 2.1(p) hereof.
“Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders applicable in the jurisdiction in which the Property is located.
“Affiliate” shall have the meaning assigned to such term in the Indenture.
“attorneys' fees,” “legal fees” and “counsel fees” shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by any Secured Party in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
“Awards” shall have the meaning assigned to such term in Section 2.1(j) hereof.
“Bankruptcy Code” shall have the meaning assigned to such term in Section 2.1(g) hereof.
“Business Day” shall have the meaning assigned to such term in the Indenture.
“Collateral” shall have the meaning assigned to such term in Section 2.6 hereof.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and shall include any successors and assigns.
“Collateral Documents” shall have the meaning assigned to such term in the Indenture.
“Creditors Rights Laws” shall have the meaning assigned to such term in Section 2.1(h) hereof.
“Credit Parties” shall mean, collectively, the Companies and the Subsidiary Guarantors.
“Default Rate” shall have the meaning assigned to such term in Section 9.3 hereof.
“Event of Default” shall have the meaning assigned to such term in Section 8.1 hereof.
“Event of Loss” shall have the meaning assigned to such term in the Indenture.
“FelCor” shall have the meaning assigned to such term in the recitals hereto.
“[Fee] Land” shall have the meaning assigned to such term in Section 2.1[(a)] hereof.
[“Fee Owner”] shall have the meaning assigned to such term in Section 2.1[(b)] hereof.

“FelCor” shall have the meaning assigned to such term in the recitals hereto.
[“Franchise Agreement” shall mean that certain [franchise agreement] dated as of [ ], [ ], between [ ] and Operator, as may be amended, restated, supplemented or otherwise modified from time to time.]
[“Franchisor” shall mean [INSERT NAME OF FRANCHISOR, AS APPLICABLE], in its capacity as [Franchisor] under the Franchise Agreement, and shall include any successors and assigns pursuant thereto.]
“Grantee” shall have the meaning assigned to such term in the preamble hereto and shall include any successors and assigns.
“Grantor” shall have the meaning assigned to such term in the preamble hereto and shall include any successors and assigns.
[“Ground Leasehold Estate”] shall have the meaning assigned to such term in Section 2.1[(b)] hereof.
[“Ground Lease”] shall have the meaning assigned to such term in Section 2.1[(b)] hereof.
“Improvements” shall have the meaning assigned to such term in Section 2.1(d) hereof.
“Indemnified Party” means, individually or collectively, as the context may require, Collateral Agent, the Secured Parties, the Initial Purchasers and any Person (a) who is or will have been involved in the origination of the Secured Obligations, (b) whose name the encumbrance created by this Security Instrument is or will have been recorded or (c) who may hold or acquire or will have held a full or partial interest in the Indenture Notes, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing.
“Indenture” shall have the meaning assigned to such term in the recitals hereto.
“Indenture Notes” shall have the meaning assigned to such term in the recitals hereto.
“Indenture Trustee” shall have the meaning assigned to such term in the recitals hereto.
“Initial Purchasers” shall have the meaning assigned to such term in the recitals hereto.
“Instrument” shall have the meaning assigned to such term in the Uniform Commercial Code.
“Insurance Proceeds” shall have the meaning assigned to such term in Section 2.1[(i)] hereof.
“Issuer” shall have the meaning assigned to such term in the recitals hereto.
[“Land”] shall have the meaning assigned to such term in Section 2.1[(b)] hereof.
[“Leasehold Land”] shall have the meaning assigned to such term in Section 2.1[(b)] hereof.
“Leases” shall have the meaning assigned to such term in Section 2.1(h) hereof.
“Losses” shall have the meaning assigned to such term in the Indenture.
“Lien” shall have the meaning assigned to such term in the Indenture.
“Major Lease” means: (a) the Operating Lease, and (b) those Leases as set forth on Schedule I attached hereto, and any amendment, supplement, modification or replacement thereof; and (c) any instrument guaranteeing or providing credit support for any Major Lease.

[“Management Agreement”] shall mean that certain [management agreement] dated as of [ ], [          ], between [ ] and Operator, as may be amended, restated, supplemented or otherwise modified from time to time.]
[“Manager”] shall mean [INSERT NAME OF MANAGER, AS APPLICABLE], in its capacity as [Manager] under the Management Agreement, and shall include any successors and assigns pursuant thereto.
“Material Adverse Effect” means (a) a material adverse effect upon the condition, financial or otherwise, business, prospects, net worth or results of operations of the Grantor, Companies, and the Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of Grantee or any Secured Party under any Note Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Note Document to which it is a party.
“Net Loss Proceeds” shall have the meaning assigned to such term in the Indenture.
“Note Documents” shall mean the Indenture Notes, the Indenture, the Collateral Documents and any other documents or instruments entered into in connection with the foregoing.
“Operating Lease” shall have the meaning assigned to such term in Section 2.1[(g)] hereof.
“Operating Leasehold Estate” shall have the meaning assigned to such term in Section 2.1[(g)] hereof.
“Operator” shall have the meaning assigned to such term in the preamble hereto.
“Original Indenture” shall have the meaning assigned to such term in the recitals hereto.
“Other Charges” shall mean any and all present and future real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords', carriers', mechanics', workmens', repairmens', laborers', materialmens', suppliers' and warehousemens' Liens and other claims arising by operation of law), judgments or demands against, all or any portion of the Property or other amounts of any nature which, if unpaid, might result in, or permit the creation of, a Lien on the Property or which might result in foreclosure of all or any portion of the Property.
“Other Mortgages” shall have the meaning assigned to such term in Section 12.1 hereof.
“Other Properties” shall have the meaning assigned to such term in Section 12.1 hereof.
“Owner” shall have the meaning assigned to such term in the preamble hereto.
“Permitted Liens” shall have the meaning assigned to the term “Permitted Collateral Encumbrances” in Section 4.23(c)(ii) of the Indenture.
“Person” shall have the meaning assigned to such term in the Indenture.
“Personal Property” shall have the meaning assigned to such term in Section 2.1(f) hereof.
“Pledge Agreement” shall have the meaning assigned to such term in the Indenture.
“Proceeds” shall have the meaning assigned to such term in the Uniform Commercial Code .
“Property” shall have the meaning assigned to such term in Section 2.1 hereof.
“Purchase Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Recorder” shall mean [ ].
“Renewal Lease” shall have the meaning assigned to such term in Section 4.3(b) hereof.
“Rents” shall have the meaning assigned to such term in Section 2.1[(h)] hereof.
[“Secured Amount”] shall have the meaning assigned to such term in Section 3.5 hereof.
“Security Instrument” shall have the meaning assigned to such term in the preamble hereto.
“Secured Obligations” shall have the meaning assigned to such term in the Pledge Agreement.
“Secured Parties” shall have the meaning assigned to such term in the Pledge Agreement.
“State” shall mean the State in which the Land is located.
“Tangible Chattel Paper” shall have the meaning assigned to such term in the Uniform Commercial Code.
“Taxes” shall have the meaning assigned to such term in Section 4.2 hereof.
“Tenant” shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.
“Third Party Borrower” shall have the meaning assigned to such term in Section 19.1 hereof.
“Trustee” shall have the meaning assigned to such term in the preamble hereto.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the state in which the Property is located; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Grantee's security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state in which the Property is located, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“Work Charge” shall have the meaning assigned to such term in Section 4.5(a) hereof.
All capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Indenture. The rules of construction set forth in Section 1.03 of the Indenture shall be applicable to this Security Instrument mutatis mutandis. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form.
ARTICLE 2
GRANTS OF SECURITY
Section 2.1. PROPERTY MORTGAGED. Pursuant to the terms of Sections 2.2, 2.6 and 2.8 below, in order to secure the due and punctual payment and performance of all of the Secured Obligations for the benefit of the Secured Parties, Grantor does hereby irrevocably MORTGAGE, GRANT, BARGAIN, SELL, PLEDGE, ASSIGN, WARRANT, TRANSFER and CONVEY, subject to the Permitted Liens, to Trustee, in trust, with [power of sale] and right of entry and possession, for the use and benefit of the Grantee, and does hereby grant a security interest in and lien upon all of the following property, rights, interests, and estates now owned or hereafter acquired by Grantor (collectively, the “Property”), subject to the Permitted Liens, if any:

[(a)    Land. The fee interest in the real property described in Exhibit A attached hereto and made a part hereof (collectively, the “[Fee] Land”);]
[(b)    Ground Lease. [That/Those] certain ground lease[s] as more particularly described on Exhibit [A/B] [and Exhibit [B/C]] attached hereto (as amended, restated, supplemented or otherwise modified from time to time, [individually and collectively, as the context may require,] the “Ground Lease”), and the leasehold estate[s] created thereby (the “Ground Leasehold Estate”) in the real property described in the Ground Lease [and described [respectively] in Exhibit [A/B] [and Exhibit [B/C]] attached hereto ([collectively,] the “[Leasehold] Land”, [the Leasehold Land and the Fee Land are sometimes referred to herein collectively as, the “Land”)], including any and all credits, deposits, options, proceeds, privileges and rights of Owner as tenant under the Ground Lease, including, but not limited to, the right, if any, to renew or extend the Ground Lease for succeeding term or terms, and also including all the right, title, claim or demand whatsoever of Owner either in law or in equity, in possession or expectancy, of, in and to Owner's right, as tenant under the Ground Lease, to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat the Ground Lease as terminated or to consent to the transfer of the interest of lessor under the Ground Lease (together with any future owners(s) of the lessor's interest in the Ground Lease, collectively, the “Fee Owner”) in the Leasehold Land and the Improvements (as hereinafter defined) free and clear of the Ground Lease under Section 363 of the Bankruptcy Code in the event (i) of the bankruptcy, reorganization or insolvency of the Fee Owner, and (ii) (A) the rejection of the Ground Lease by the Fee Owner, as debtor in possession, or by a trustee for the Fee Owner, pursuant to Section 365 of the Bankruptcy Code or (B) any attempt by the Fee Owner, as debtor in possession, or by a trustee for the Fee Owner, to transfer the Fee Owner's interest in the Leasehold Land and the Improvements under Section 363 of the Bankruptcy Code;]
[(c)]    Additional Land. All additional lands, estates and development rights hereafter acquired by Grantor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the Lien of this Security Instrument;
[(d)]    Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or description now or hereafter attached, erected or located on the Land, including, without limitation, (i) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (ii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements (as defined herein) immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein (collectively, the “Improvements”);

[(e)]    Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements, including, but not limited to, the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements, and every part and parcel thereof, with the appurtenances thereto;
[(f)]    Fixtures and Personal Property. All machinery, apparatus, equipment, fittings, fixtures (including, but not limited to, all heating, air-conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, food carts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (hereinafter collectively called the “Personal Property”), and the right, title and interest of Grantor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, or equipment leases superior in priority to the Lien of this Security Instrument and all proceeds and products of all of the above;
[(g)]    Operating Lease. That certain Lease Agreement dated as of [DESCRIPTION OF OPERATING LEASE BETWEEN OWNER AND OPERATOR AND ALL AMENDMENTS THEREOF TO BE INSERTED] (as amended, assigned, and extended and in effect from time to time, the “Operating Lease”), and the leasehold estate created thereby (the “Operating Leasehold Estate”), including all assignments, modifications, extensions and renewals from time to time of the Operating Lease and all credits, deposits, options, privileges and rights of Operator as tenant under the Operating Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Operating Lease for a succeeding term or terms, and also including all the right title, claim or demand whatsoever of Operator either in law or in equity, in possession or expectancy, of, in and to Operator's rights, as tenant under the Operating Lease, to elect under Section 365(h)(1) of the Bankruptcy Code, Title 11 U.S.C.A. §101 et seq. (the “Bankruptcy Code”) to terminate or treat the Operating Lease as terminated in the event (i) of the bankruptcy, reorganization or insolvency of the lessor thereunder, and (ii) the rejection of the Operating Lease by the lessor thereunder, as debtor in possession, or by a trustee for the lessor thereunder, pursuant to Section 365 of the Bankruptcy Code;
[(h)]    Leases and Rents. All leases, subleases, rental agreements, tenancies, occupancy or concession agreements, registration cards and agreements, if any, and other agreements whether or not in writing affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into (including, without limitation, the Operating Lease) and all extensions, amendments and modifications thereto, whether before or after the filing by or against Grantor of any petition for relief under Creditor's Rights Laws (defined below) (collectively, the “Leases”), and all right, title and interest of Grantor, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the Tenants' obligations thereunder, cash, guaranty agreements, letters of credit, bonds, sureties or securities deposited thereunder to secure the performance by the Tenants of their obligations thereunder and all rents, additional rents, revenues, issues, registration fees, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Grantor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease, if any, and profits (including all oil and gas or other mineral royalties and bonuses and all rents, revenues, bonus money, royalties, rights and benefits accruing to Grantor under all present and future oil, gas and mineral leases on any parts of the Land and the Improvements) from the Land and the Improvements, all income, rents, room rates, issues, profits, revenues, deposits, accounts and other benefits from the operation of the hotel on the Land and/or the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Land and/or Improvements, or personalty located thereon, or rendering of services by Grantor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others, including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Land and/or the Improvements whether paid or accruing before or after the filing by or against Grantor of any petition for relief under Creditors Rights Laws (the “Rents”), and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Secured Obligations. As used herein, the term “Creditors Rights Laws” shall mean any existing or future laws of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors;
[(i)]    Insurance Proceeds. All insurance proceeds and any unearned premiums on and in respect of the Property under any insurance policies covering the Property whether or not required by this Security Instrument, the Indenture or any other Notes Documents, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (collectively, the “Insurance Proceeds”);
[(j)]    Condemnation Awards. All condemnation awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right) (collectively, the “Awards”);
[(k)]    [Reserved.]
[(l)]    Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
[(m)]    Rights. The right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Grantee or Secured Parties in the Property;

[(n)]    Agreements. All other agreements, management agreements, operating agreements, franchise agreements, license agreements, contracts, certificates, chattel paper (whether tangible or electronic), instruments, franchises, permits, licenses, plans, specifications and other documents (including electronic documents), now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of any part of the Land and Improvements or any business or activity conducted on any part of the Land and Improvements, including, but not limited to, the Management Agreement [and Franchise Agreement] and any and all agreements executed in connection therewith, and all right, title and interest of Grantor therein and thereunder, including, without limitation, all reserves, deferred payments, deposits, and refunds of every kind, nature or character relating thereto, and the right, during the occurrence of any Event of Default, to receive and collect any sums payable to Grantor thereunder;
[(o)]    Intangibles. All trade names, trademarks, service marks, logos, copyrights, goodwill, books and records, tenant or guest lists, advertising materials, telephone exchange numbers identified in such materials, and all other general intangibles relating to or used in connection with the operation of the Land, the Improvements and the Personal Property;
[(p)]    Grantor Accounts. All right, title and interest of Grantor, if any, arising from the operation of the Land and the Improvements in and to all payments for goods or property sold, leased or occupied or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper (hereinafter referred to as “Accounts Receivable”), including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of a hotel on the Land and the Improvements or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Grantor's rights to payment from any consumer credit/charge card organization or entities which sponsor and administer such cards, such as the American Express Card, the Visa Card and the MasterCard or other similar credit cards, (iii) Grantor's rights in, to and under all purchase orders for goods, services or other property, (iv) Grantor's rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Grantor) and (vi) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom;
[(q)]    Security Interests. All right, title and interest of the Owner and Operator under the Operating Lease as secured party in the personal property and collateral pursuant to any security interest granted by lessees or by operation of Applicable Laws thereunder;
[(r)]    Miscellaneous. To the extent not set forth in this Section 2.1, the Collateral defined in Section 2.6 below;
[(s)]    Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (r) above, including, without limitation, Insurance Proceeds, Awards which may at any time be converted into cash or liquidation claims; and
[(t)]    Other Rights. Any and all other rights of Grantor in and to the items set forth in subsections (a) through (s) above.
Section 2.2. ASSIGNMENT OF LEASES AND RENTS.

(a)    Grantor hereby absolutely and unconditionally assigns, transfers, and sets over to Grantee [and Trustee] all of Grantor's right, title and interest in and to all current and future Leases and Rents and the right, subject to Applicable Laws, to collect all sums payable to the Grantor thereunder and apply the same as the Grantee may, in its sole discretion, determine to be appropriate to protect the security afforded by this Security Instrument (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Property), which is not conditioned upon the Grantee being in possession of the Land; it being intended by Grantor that this assignment constitutes a present, absolute, effective, irrevocable and complete assignment and not an assignment for additional security only. Subject to the terms of Section 9.1(i) of this Security Instrument, Grantee grants to Grantor a revocable license to (i) collect, receive, use and enjoy the Rents and Grantor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Secured Obligations, for use in the payment of such sums, and (ii) enforce the terms of the Leases. The foregoing license shall not be revoked until the occurrence and during the continuance of an Event of Default in accordance with Section 9.1(i) of this Security Instrument.
(b)    The Grantor acknowledges that the Grantee has taken all reasonable actions necessary to obtain, and that upon recordation of this Security Instrument the Grantee shall have, to the extent permitted under Applicable Laws, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases, subject to the Permitted Liens, and in the case of security deposits, rights of depositors as required under Applicable Laws. The Grantor acknowledges and agrees that upon recordation of this Security Instrument, the Grantee's interest in the Rents shall be deemed to be fully perfected, “choate” and enforceable as to the Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Security Instrument, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.
(c)    Without limitation of the absolute nature of the assignment of the Rents hereunder, the Grantor and the Grantee agree that (a) this Security Instrument shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Security Instrument extends to property of the Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all rents acquired by the estate after the commencement of any case in bankruptcy.
Section 2.3. [RESERVED]
Section 2.4. COLLECTION OF RENTS BY THE GRANTEE
(a)    Any Rents receivable by the Grantee hereunder, after payment of all proper costs and expenses as the Grantee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Property), shall be applied in accordance with the provisions of Section 9.2 of this Security Instrument. The Grantee shall be accountable to the Grantor only for Rents actually received by the Grantee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.
(b)    The Grantor hereby irrevocably authorizes and directs the Tenant under each Lease to rely upon and comply with any and all notices or demands from the Grantee for payment of Rents to the Grantee and the Grantor shall have no claim against any Tenant for Rents paid by such Tenant to the Grantee pursuant to such notice or demand.
Section 2.5. IRREVOCABLE INTEREST. All rights, powers and privileges of the [Trustee and] Grantee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Grantor shall not take any action under the Leases or otherwise which is inconsistent with this Security Instrument or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

Section 2.6. SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Security Instrument, Grantor hereby grants to Grantee for the benefit of the Secured Parties, as security for the Secured Obligations, a security interest in the following properties, assets and rights of Grantor, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature, including all goods (including inventory, equipment and any accessions thereto), Instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and Insurance Proceeds, all general intangibles (including all payment intangibles) and all of the Insurance Proceeds of any of the foregoing (as each of the foregoing terms is defined in the Uniform Commercial Code).
Section 2.7. FIXTURE FILING. Without in any manner limiting the generality of any of the other provisions of this Security Instrument: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the [[Fee] Land described or to which reference is made herein or on Exhibit A] [and] [the Leasehold Land described or to which reference is made herein or on Exhibit [B/C]] attached to this Security Instrument; (b) this Security Instrument is to be filed of record in the real estate records as a financing statement and shall constitute a “fixture filing” for purposes of the Uniform Commercial Code; and (c) Owner is the record [fee] owner of the [Ground Leasehold Estate in the] real estate or interests in the real estate constituting the Property hereunder, subject to the Permitted Liens. Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. Once properly filed, this Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real property or other applicable records in the office of the Recorder where the Property (including said fixtures) is situated. This Security Instrument shall also be effective as a financing statement covering as extracted minerals or the like (including oil and gas) and accounts subject to the applicable provisions of the Uniform Commercial Code of the State in which the Property is located. The address of the Debtor (Grantor) is set forth on the first page hereof and the address of the Secured Party (Grantee) is set forth below. In that regard, the following information is provided:

Name of First Debtor:	[ ]

Type of Organization:	[ ]

State:	[ ]

Organizational ID Number:	[ ]

Name of Secured Party:	U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

Address of Secured Party:	60 Livingston Avenue EP-MN-WS3C St. Paul, Minnesota 55107-2292 Attention: Corporate Trust Services

[Name and Address of Fee Owner [if First Debtor has Ground Leasehold Estate:]]	[ ]

Name of Second Debtor:	[ ]

Type of Organization:	[ ]

State:	[ ]

Organizational ID Number:	[ ]

Name of Secured Party:	U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

Address of Secured Party:	60 Livingston Avenue EP-MN-WS3C St. Paul, Minnesota 55107-2292 Attention: Corporate Trust Services

[Name and Address of Fee Owner [if Second Debtor has Leasehold Estate:]]	[ ]

Section 2.8. CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property unto [Trustee for and on behalf of] Grantee and to the use and benefit of Grantee and Secured Parties and their successors and assigns, forever [ IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY, to secure the Secured Obligations;] provided, however, these presents are upon the express condition that, upon final payment and performance of the Secured Obligations or the full and final release of this Security Instrument, these presents and the estate hereby granted shall cease, terminate and be void.
Section 2.9. GRANTS TO GRANTEE. This Security Instrument and the grants, assignments and transfers made to Grantee in this Article 2 shall inure to Grantee solely in its capacity as Collateral Agent for its own benefit and the benefit of the Secured Parties.
Section 2.10. HOMESTEAD. None of the Property forms any part of any property owned, used or claimed by Grantor as a residence or business homestead. None of the Property is exempt from forced sale under Applicable Laws and, to the extent applicable, the state in which Land and Improvements are located. Grantor hereby disclaims and renounces each and every claim to the Property as a homestead.
ARTICLE 3
SECURED OBLIGATIONS
Section 3.1. SECURED OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 2 are given for the purpose of securing the Secured Obligations, including any advances made by Grantee or any Secured Party for the construction, improvement, operation, repair, maintenance, preservation or operation of the Property and the security for payment of the Secured Obligations, whether such future advances are obligatory or are made at Grantee's or such Secured Party's option, for any purpose and the Property is collateral security for the payment and performance in full when due of the Secured Obligations.
Section 3.2. PAYMENT OF OBLIGATIONS. Grantor will pay and perform the Secured Obligations at the time and in the manner provided in the Indenture and the other Note Documents, subject to and as required by the terms and provisions thereof including, without limitation, any non-recourse provisions expressly set forth therein.

Section 3.3. INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in the Indenture and the other Note Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
Section 3.4. FUTURE ADVANCES. This Security Instrument shall secure all of the Secured Obligations, including, without limitation, future advances whenever hereafter made with respect to or under the Indenture or the other Note Documents and shall secure not only Secured Obligations with respect to presently existing indebtedness under the Indenture and the other Note Documents but also any and all other indebtedness which may hereafter be owing by the Grantor to the Secured Parties under the Indenture and the other Note Documents however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances pursuant to the Indenture or the other Note Documents, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Secured Obligations whether or not the Grantor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Security Instrument.
Section 3.5. [MAXIMUM AMOUNT OF INDEBTEDNESS. The maximum aggregate amount of all indebtedness that is, or under any contingency may be, secured at the date hereof or at any time hereafter by this Security Instrument is $[ ] (the “Secured Amount”), plus, to the extent permitted by Applicable Laws, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, and expenses incurred by the Grantee by reason of any Event of Default by the Grantor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.]
Section 3.6. LAST DOLLAR SECURED. So long as the aggregate amount of the Secured Obligations exceeds the Secured Amount, any payments and repayments of the Secured Obligations shall not be deemed to be applied against or to reduce the Secured Amount.
ARTICLE 4
PROPERTY AND COLLATERAL REPRESENTATIONS AND COVENANTS
Grantor represents, warrants, covenants and agrees as follows:
Section 4.1. INSURANCE
. Grantor shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Grantor and the Property as required pursuant to Section 4.16 of the Indenture.
Section 4.2. TAXES AND OTHER CHARGES. Grantor shall pay and discharge all real estate and personal property taxes, assessments, water rates or sewer rents (collectively, “Taxes”), ground rents, maintenance charges, impositions (other than Taxes), and any Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof in accordance with the provisions of the Indenture.
Section 4.3. LEASES
(a)    Grantor hereby represents and warrants that, as of the Effective Date: (i) Operator is the lessor under all Major Leases (except with respect to the Operating Lease, under which the Operator is the lessee); (ii) to the best of Grantor's knowledge, no Person (other than hotel guests or with respect to Permitted Liens) has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Leases, Major Leases and the Management Agreement; (iii) to the best of Grantor's knowledge, the Major Leases are in full force and effect and there are no material defaults by Grantor or any Tenant under any Major Lease, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults under any Major Lease; (iv) with respect to each Major Lease, to the best of Grantor's knowledge, (u) no Rent has been paid more than one (1) month in advance of its due date, (v) there are no offsets or defenses to the payment of any portion of the Rents, (w) all work to be performed by Grantor under each Major Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Grantor to any Tenant have already been received by such Tenant, (x) there has been no prior sale, transfer or assignment, hypothecation or pledge of any Major Lease or of the Rents received therein which is still in effect, (y) no Tenant under any Major Lease has sublet all or any portion of the premises demised thereby, nor does anyone except such Tenant and its employees occupy such leased premises other than with respect to Permitted Liens, and (z) no Tenant under any Major Lease has a right or option pursuant to such Major Lease or otherwise to purchase all or any part of the Property; or any right or option for additional space which constitutes Property.
(b)    Grantor hereby covenants and agrees that it shall not enter into a proposed Lease, including the renewal or extension of an existing Lease (each a “Renewal Lease”), unless such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the Tenant) as of the date such Lease or Renewal Lease is executed by Grantor (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party Tenant, (iii) would not cause a Material Adverse Effect, and (iv) is subject and subordinate to the this Security Instrument. At Grantee's request, Grantor shall promptly deliver to Grantee copies of all Leases and Renewal Leases which are entered into pursuant to this Section 4.3(b) together with Grantor's certification that they have satisfied all of the conditions of this Section 4.3(b).
(c)    Grantor hereby covenants and agrees that it (i) shall observe and perform in all material respects all the obligations imposed upon the lessor under the Major Leases and shall not knowingly do or permit to be done anything to impair the value of any of the Major Leases as security for the Secured Obligations; (ii) shall promptly send copies to Grantee of all notices of default which Grantor shall send or receive with respect to the Major Leases; (iii) shall enforce all of the material terms, covenants and conditions contained in the Major Leases upon the part of the Tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (provided security deposits shall not be deemed Rents collected in advance); and (v) shall not execute any other assignment of the lessor's interest in any of the Major Leases or the Rents therefrom, except for Permitted Liens (as such term is defined in the Indenture).
(d)    Grantor may, without the consent of Grantee, amend, modify or waive the provisions of any Lease or Renewal Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease or Renewal Lease (including any guaranty, letter of credit or other credit support with respect thereto); provided (i) that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, and the planned alternative use of the affected space) would not cause a Material Adverse Effect, and (ii) that such Lease or Renewal Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Security Instrument and any subordination agreement binding upon Grantee with respect to such Lease or Renewal Lease. A termination of a Lease or Renewal Lease with a Tenant who is in default beyond applicable notice and grace periods shall not be considered an action which constitutes a Material Adverse Effect unless it causes a breach, default or failure of performance under the Management Agreement [or Franchise Agreement, as applicable]. At Grantee's request, Grantor shall promptly deliver to Grantee copies of all Leases, Renewal Leases, amendments, modifications and waivers which are entered into pursuant to this Section 4.3(d) together with a certification with respect to each that it has satisfied all of the conditions of this Section 4.3(d).
Section 4.4. TITLE
(a)    [Owner has [fee simple title to] [leasehold estate in] the Property, subject only to the Permitted Liens, and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same.] Subject to the Permitted Liens, Grantor shall forever warrant, defend and preserve the title and the validity and priority of the Lien of this Security Instrument and shall forever warrant and forever defend the same to Grantee and the Secured Parties, as applicable, against the claims of all Persons whatsoever. Operator possesses a good and valid leasehold estate in and to the Operating Leasehold Estate and leases the Operating Leasehold Estate free and clear of all liens, encumbrances and charges whatsoever, except for the Permitted Liens. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, when properly filed or indexed in the appropriate records, will create (a) a valid, perfected first priority Lien on the Property, subject only to Permitted Liens and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Liens.
Section 4.5. PAYMENT FOR LABOR AND MATERIALS
(a)    Subject to Section 4.5(b) below, Grantor will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (each, a “Work Charge”) and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any Lien or security interest with respect to any Work Charge other than a Lien permitted pursuant to Section 4.23(c)(i) of the Indenture, even though inferior to the Liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest with respect to any Work Charge other than the Liens or security interests hereof except for the Liens permitted pursuant to Section 4.23(c)(i) of the Indenture. Grantor represents there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Note Documents.
(b)    After prior written notice to Grantee, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Grantor or to the Property or any alleged non-payment of any Work Charge, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Grantor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost during the duration of such legal proceeding; (iv) Grantor shall promptly upon final determination thereof pay (or cause to be paid) any such Work Charge determined to be valid, applicable and unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Grantor shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Grantor shall furnish (or cause to be furnished) such security as may be required in the proceeding by Applicable Laws, or as may be reasonably requested by Grantee, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Grantee may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the sole but reasonable judgment of Grantee, the validity, applicability and non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost during or as a result of such legal proceeding or Work Charge.
Section 4.6. MAINTENANCE AND USE OF PROPERTY, WASTE, USE. Grantor shall cause the Property to be maintained in a good and safe condition and repair in accordance with the terms of the Indenture. Subject to the terms of the Indenture, the Improvements and the Personal Property shall not be removed, demolished or materially altered or expanded (except for normal replacement of the Personal Property) without the consent of Grantee. Subject to the terms of the Indenture, Grantor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any condemnation and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Subject to the terms of the Indenture, Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. Subject to the provisions of the Indenture with respect thereto, if, under Applicable Laws relating to zoning, the use of all or any portion of the Property is or shall become a nonconforming use, Grantor will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Grantee.

Grantor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Grantor will not, without the prior written consent of Grantee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. The Property shall be used only for a hotel and any ancillary uses relating thereto, and for no other uses without the prior written consent of Grantee.
Section 4.7. CHIEF EXECUTIVE OFFICE; CHANGE OF NAME; JURISDICTION OF ORGANIZATION; STATUS OF GRANTOR. Each Grantor will not effect any change (i) to its legal name, (ii) in its identity (including its trade name or names) or organizational structure, (iii) in its organizational identification number, if any, (iv) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), or (v) in its principal place of business set forth on the first page of this Security Instrument, unless (A) it shall have given the Grantee written notice at least thirty (30) days prior to the effective date of any such change, clearly describing such change and providing such other information in connection therewith as the Grantee may reasonably request, and, in the case of a change in Grantor's structure not permitted by the Indenture, without first obtaining the prior written consent of Grantee, and (B) it shall have taken or will promptly take all action necessary to maintain the perfection and priority of the security interest of the Grantee in the Collateral at all times following such change. Each Grantor's exact legal name is correctly set forth in the first paragraph of this Security Instrument and the signature block at the end of this Security Instrument. Each Grantor is an organization of the type specified in the first paragraph of this Security Instrument. Each Grantor is incorporated in or organized under the laws of [__________] and authorized to do business in the state of [ ]. Each Grantor's principal place of business and chief executive office, and the place where the Grantor keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Grantor) c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, Attention: General Counsel. Each Grantor's organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth in Section 2.7 of this Security Instrument. If a Grantor does not now have an organizational identification number and later obtains one, Grantor promptly shall notify the Grantee of such organizational identification number.
Section 4.8. Event of Loss. If there shall occur any Event of Loss (or, in the case of any condemnation, taking or other proceeding in the nature thereof, upon the occurrence thereof or notice of the commencement of any proceeding therefor), the Grantor shall promptly send to the Grantee a written notice setting forth the nature and extent thereof. Any Net Loss Proceeds which derive from such Event of Loss shall be applied, allocated and distributed in accordance with the provisions of Section 4.12 of the Indenture.
Section 4.9. OPERATING LEASE
(a)    Grantor hereby represents and warrants, as of the Effective Date: (i) the Operating Lease is in full force and effect and has not been modified or amended in any manner whatsoever, except as specified in Section 2.1[(g)] hereof; (ii) to the best of Grantor's knowledge, there are no material defaults under the Operating Lease by any party thereunder, and no event has occurred which but for the passage of time, or the giving of notice, or both would constitute a material default under the Operating Lease; (iii) neither Owner nor Operator, under the Operating Lease, has commenced any action or given or received any notice for the purpose of terminating the Operating Lease; (iv) to the best of Grantor's knowledge, the applicable interests of Owner and Operator in the Operating Lease are not subject to any Liens (other than Permitted Liens) superior to, or of equal priority with, this Security Instrument; (v) this Security Instrument encumbers the Operator's leasehold interest in the Property as tenant under the Operating Lease and Owner's [fee/leasehold] interest in the Property (and the Owner's interest, as landlord, in the Operating Lease); (vi) the Owner's [fee/leasehold] interest is subject and subordinate to this Security Instrument; (vii) the Operating Lease requires Owner or Operator, as applicable, to use reasonable efforts to give notice of any default by Owner or Operator to Grantee and the Operating Lease further provides that any notice of termination given under the Operating Lease is not effective against Grantee or any Secured Party unless a copy of the notice has been delivered to Grantee in the manner described in the Operating Lease; (viii) under the terms of the Operating Lease,

Grantee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Operator under the Operating Lease) to cure any default under the Operating Lease, which is curable after the receipt of notice of any default, before Owner may terminate the Operating Lease; (ix) under the terms of the Operating Lease and the applicable Note Documents, taken together, any Net Loss Proceeds will be applied in accordance with the terms of the Indenture; (x) the Operating Lease does not impose restrictions on subletting; and (xi) the Operating Lease or a memorandum thereof has been duly recorded.
(b)    Notwithstanding the terms of Section [__] of the Operating Lease, by its execution of this Security Instrument, Owner hereby consents to Operator entering into this Security Instrument and mortgaging and encumbering its interest in the Operating Lease in favor of Grantee hereby.
(c)    The Owner and Operator hereby agree that the Operating Lease is subject and subordinate to all of the terms and provisions of this Security Instrument (including any and all extensions, renewals, replacements, refinancings, additions to, consolidations, amendments and modifications hereof) and to the rights of Grantee hereunder.
(d)    Each of Owner and Operator hereby covenant and agree, so long as the Secured Obligations remain outstanding, to:
(i)    promptly perform and/or observe in all material respects all of the non-monetary covenants and agreements required to be performed and observed by it under the Operating Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder;
(ii)    promptly notify Grantee of any event of default under the Operating Lease;
(iii)    promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Owner or Operator, as applicable, under the Operating Lease; and
(iv)    maintain the Operating Lease in full force and effect while the Secured Obligations remain outstanding.
(e)    Grantee acknowledges and agrees that the Operating Lease shall automatically terminate upon Grantee (or its nominee or a purchaser of the Property in connection with a foreclosure or pursuant to a deed in lieu thereof) obtaining title to the Property pursuant to a foreclosure of this Security Instrument, deed in lieu thereof or pursuant to the exercise of any other remedies available to Grantee after an Event of Default.
Section 4.10. MANAGEMENT AGREEMENT
(a)    Operator hereby represents and warrants, as of the Effective Date: (i) the Management Agreement is in full force and effect, and to the best of Operator's knowledge, there is no material default thereunder by any party thereunder, (ii) to the best of Operator's knowledge, no event has occurred that, with the passage of time and/or the giving of notice or both would constitute a material default thereunder, (iii) except to the extent nonpayment would not have a Material Adverse Effect, no management fees under the Management Agreement are accrued and unpaid except as provided or permitted under the express terms of the Management Agreement; and (iv) under the terms of the Management Agreement, and the applicable Note Documents, taken together, any Net Loss Proceeds will be applied in accordance with the terms of the Indenture.
(b)    Operator hereby covenants and agrees that, so long as the Secured Obligations remain outstanding, Operator shall (i) diligently perform and observe in all material respects all of the material terms, covenants and conditions of the Management Agreement on the part of Operator to be performed and observed and Operator shall do all things necessary to keep unimpaired the rights of Operator under the Management Agreement except to the extent failure to do so would not have a Material Adverse Effect; and (ii) reasonably promptly notify Grantee of the giving of any notice by the Manager to Operator of any material default by Operator in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Operator to be so performed and observed and deliver to Grantee a true copy of each such notice.

Section 4.11. [FRANCHISE AGREEMENT].
(a)    Operator hereby represents and warrants, as of the Effective Date: (i) the Franchise Agreement is in full force and effect, and, except to the extent nonpayment would not have a Material Adverse Effect, all franchise fees, reservation fees, royalties and other sums due and payable thereunder have been paid in full to date (except as may be permitted under the express terms of the Franchise Agreement), (ii) to the best of Operator's knowledge, there is no material default under the Franchise Agreement by any party thereunder, (iii) there exists no property improvement plan with respect to the Property pursuant to which improvements or repairs to the Property required by the Franchisor remain incomplete or unsatisfied in any material respect in accordance with such plan or other requirements of the Franchisor in any material respect, and (iv) under the terms of the Franchise Agreement, and the applicable Note Documents, taken together, any Net Loss Proceeds will be applied in accordance with the terms of the Indenture.
(b)    Operator hereby covenants and agrees that so long as the Secured Obligations remain outstanding, Operator shall, (i) pay all sums required to be paid by Operator, in its capacity as franchisee, under the Franchise Agreement except to the extent nonpayment would not have a Material Adverse Effect, (ii) diligently perform, observe and enforce in all material respects all of the material terms, covenants and conditions of the Franchise Agreement on the part of the Operator, in its capacity as franchisee, to be performed, observed and enforced and do all things necessary to keep unimpaired the rights of the Operator, in its capacity as franchisee, under the Franchise Agreement, and (iii) reasonably promptly notify Grantee of the giving of any notice to Operator of any material default by Operator, in its capacity as franchisee, in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Operator, in its capacity as franchisee, to be performed and observed and deliver to Grantee a true copy of each such notice.
Section 4.12. [GROUND LEASE].
(a)    Grantor hereby represents and warrants, as of the Effective Date, (i) Grantor has delivered a true and correct copy of each Ground Lease to Grantee prior to or simultaneously with its execution of this Security Instrument; (ii) the Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, except as specified in [Exhibit [A/B] [and Exhibit [B/C]] attached hereto]; (iii) the Grantor enjoys the quiet and peaceful possession of the Ground Leasehold Estate subject only to Permitted Liens; (iv) to the best of Grantor's knowledge, there is no material default under the Ground Leasehold by any party thereunder, and no event has occurred which but for the passage of time, or the giving of notice, or both would constitute a material default under the Ground Lease; (v) except to the extent nonpayment would not have a Material Adverse Effect, all rents, additional rents, and other sums due and payable under the Ground Lease have been paid in full except as permitted under the express terms of the Ground Lease; (vi) to the best of Grantor's knowledge, no Person has commenced any action or given or received any notice for the purpose of terminating such Ground Lease; (vii) the consummation of the transactions contemplated hereby will not result in any breach of, or constitute a default under, the Ground Lease, (viii) all actions which must be taken for Grantee to have the rights of a leasehold mortgagee or mortgagee pursuant to the Ground Lease have been taken and completed; (ix) the Grantor or any Affiliate thereof has not granted any other leasehold mortgage or made any other assignment, pledge or hypothecation of its interest under the Ground Lease; (x) the Ground Lease or a memorandum thereof has been duly recorded; (xi) the Ground Lease permits the interest of the lessee thereunder to be encumbered by the Security Instrument; (xii) the Ground Lease is not subject to any Liens (other than Permitted Liens) superior to, or of equal priority with, the Security Instrument; (xiii) the Ground Lease, either by its express terms or after giving effect to any estoppel and consent agreement,

[(v) cannot be cancelled, terminated, surrendered or amended without the prior written consent of Grantee; (w) requires Fee Owner to enter into a new lease on similar terms and conditions upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a proceeding under the Bankruptcy Code or any other Creditors Rights Laws; (x) is assignable upon notice to, but without the consent of, the Fee Owner and, in the event that it is so assigned, it is further assignable upon notice to, but without the need to obtain the consent of Fee Owner, (y) provides that notice of termination given under the Ground Lease is not effective against Grantee or any Secured Party unless a copy of such notice has been delivered to Grantee in the manner described in the Ground Lease and (z) provides that Grantee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the Grantor under the Ground Leases) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default, before Fee Owner may terminate the Ground Lease;] (xiv) the Ground Lease has a term which extends [not less than twenty-five (25) years] beyond the date on which no Secured Obligations continue to be outstanding; (xv) under the terms of the Ground Lease, and the applicable Note Documents, taken together, any Net Loss Proceeds will be applied in accordance with the terms of the Indenture; and [(xvi) the Ground Lease does not impose restrictions on subletting.]
(b)    Grantor hereby covenants and agrees that, so long as the Secured Obligations remain outstanding, it shall (i) except to the extent nonpayment would not have a Material Adverse Effect, pay all rents, additional rents and other sums required to be paid by Grantor, as tenant under and pursuant to the provisions of the Ground Lease, (ii) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Ground Lease to be performed and observed on the part of such Grantor, as tenant thereunder, (iii) reasonably promptly notify Grantee of the giving of any notice by Fee Owner to Grantor of any material default by Grantor, as tenant thereunder, and deliver to Grantee a true copy of each such notice within five (5) days of Grantor's receipt and (iv) reasonably promptly notify Grantee of any notice of bankruptcy, reorganization or insolvency of Fee Owner, and deliver to Grantee a true copy of such notice.
(c)    In the event of any uncured default by the Grantor in the performance of any of its obligations under the Ground Lease, including, without limitation, any uncured default in the payment of rent and other charges and impositions made payable by the lessee thereunder, then, in the case of an uncured default in the payment of any monetary obligation, [Grantee has the right, but not the obligation, without notice, to make payment to cure such default, or, in the case of an uncured default in the performance of any non-monetary obligation, Grantee has the right, but not the obligation, to cause the default or defaults to be remedied and otherwise exercise any and all of the rights of the Grantor thereunder in the name of and on behalf of the Grantor]. Grantor shall, on demand, reimburse Grantee for all advances made and reasonable expenses incurred by Grantee in curing any such default (including, without limitation, reasonable attorneys' fees), together with interest thereon computed at the Default Rate (as hereinafter defined) from the date that an advance is made or expense is incurred, to and including the date the same is paid.
(d)    Notwithstanding anything to the contrary contained herein with respect to the Ground Lease:
(i)    the Lien of this Security Instrument attaches to all of the Grantor's rights and remedies at any time arising under or pursuant to subsection 365(h) of the Bankruptcy Code, including, without limitation, all of the Grantor's rights, as debtor, to remain in possession of the related Property which is subject to the Ground Lease;
(ii)    The Grantor shall not, without Grantee's written consent, elect to treat a Ground Lease as terminated under subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Grantee's prior written consent shall be void;
(iii)    As security for the Secured Obligations, Grantor unconditionally assigns, transfers and sets over to Grantee for the benefit of the Secured Parties all of Grantor's claims and rights to the payment of damages arising from any rejection of the Ground Lease by Fee Owner under the Bankruptcy Code. Grantee and Grantor shall proceed jointly or in the name of Grantor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of Fee Owner under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Secured

Obligations shall have been satisfied and discharged in full. Any amounts received by Grantee or Grantor as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied to all costs and expenses of Grantee (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the exercise of any of its rights or remedies in accordance with the applicable provisions hereof;
(iv)    Upon or anytime after the rejection of the Ground Lease by Fee Owner, pursuant to the Bankruptcy Code, Grantor shall not, without the prior written consent of Grantee, effect, or seek to cause, any offset of the amount of damages caused by such rejection, as against any rent or other amounts due under such Ground Lease. Grantor shall request such consent of Grantee in writing prior to seeking any such offset. If Grantee has failed to object to any such proposed offset within ten (10) Business Days after receiving notice thereof from the Grantor, the Grantor may proceed to offset damages only up to the amounts set forth in Grantor's notice to Grantee;
(v)    If any action, proceeding, motion or notice shall be commenced or filed in respect of the Fee Owner of all or any part the Property subject to the Ground Lease in connection with any case under the Bankruptcy Code, Grantee and Grantor shall cooperatively conduct and control any such litigation with counsel agreed upon between Grantor and Grantee in connection with such litigation. Grantor shall, upon demand, pay to Grantee all reasonable costs and expenses (including attorneys' fees and costs) actually paid or actually incurred by Grantee or any Secured Party in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the Lien of this Security Instrument; and
(vi)    Grantor shall reasonably promptly, after obtaining knowledge of such filing, notify Grantee in writing of any filing by or against Fee Owner of a petition under the Bankruptcy Code, such notice setting forth any information available to Grantor as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Grantor shall promptly deliver to Grantee any and all notices, summons, pleadings, applications and other documents received by Grantor in connection with any such petition and any proceedings relating to such petition.
ARTICLE 5
FURTHER ASSURANCES
Section 5.1. COMPLIANCE WITH INDENTURE. Grantor shall comply with all covenants set forth in the Indenture relating to acts or other further assurances to be made on the part of Grantor in order to protect and perfect the Lien or security interest hereof upon, and in the interest of [Trustee,] Grantee and Secured Parties in, the Property.
Section 5.2. AUTHORIZATION TO FILE FINANCING STATEMENTS; POWER OF ATTORNEY. Grantor hereby irrevocably authorizes the Grantee at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto and continuations thereof that (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Grantee promptly upon the Grantee's request. Grantor also ratifies its authorization for Grantee to have filed any like initial financing statements, amendments thereto and continuations thereof, if filed prior to the date of this Security Instrument. Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent of Grantee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Grantor or in Grantor's own name to execute in Grantor's name any such documents and otherwise to carry out the purposes of this Section 5.2, to the extent that Grantor's authorization above is not sufficient and Grantor fails or refuses to promptly execute such documents. To the extent permitted by Applicable Laws, Grantor hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until final payment and performance of the Secured Obligations or the full and final release of this Security Instrument.
Section 5.3. RECORDING OF SECURITY INSTRUMENT, ETC. Grantor, upon execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Note Documents creating a Lien or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by Applicable Laws in order to publish notice of and perfect the Lien hereof upon, and the interest of Grantee [and Trustee] in, the Property. Grantor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security Instrument and the other Note Documents, including any instrument of further assurance and any modification or amendment of the foregoing documents, and all federal state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument and the other Note Documents, including any instrument of further assurance and any modification or amendment of the foregoing documents, except where prohibited by Applicable Laws so to do.
Section 5.4. ADDITIONS TO PROPERTY. All right, title and interest of the Grantor in and to all extensions, amendments, relocations, retakings, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Property hereafter acquired by or released to the Grantor or constructed, assembled or placed by the Grantor upon the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Grantor, shall become subject to the Lien and security interest of this Security Instrument as fully and completely and with the same effect as though now owned by the Grantor and specifically described in the grant of the Property above, but at any and all times the Grantor will execute and deliver to the Grantee any and all such further assurances, mortgages, deeds of trust, conveyances or assignments thereof as the Grantee may reasonably require for the purpose of expressly and specifically subjecting the same to the Lien and security interest of this Security Instrument.
Section 5.5. ADDITIONAL SECURITY. Without notice to or consent of the Grantor and without impairment of the Lien and rights created by this Security Instrument, the Grantee [and/or Trustee] at the direction of the Grantee may accept (but the Grantor shall not be obligated to furnish) from the Grantor or from any other Person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Grantee [or Trustee] at the direction of the Grantee from resorting, first, to such additional security, and, second, to the security created by this Security Instrument without affecting the Grantee's [and Trustee's] Lien and rights under this Security Instrument.
Section 5.6. STAMP AND OTHER TAXES. The Grantor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof, and in default thereof, the Grantee may advance the same and the amount so advanced shall be payable by the Grantor to the Grantee, upon demand.
Section 5.7. CERTAIN TAX LAW CHANGES. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any taxes, and imposing any taxes, either directly or indirectly, on this Security Instrument or any other Note Document, the Grantor shall promptly pay to the Grantee such amount or amounts as may be necessary from time to time to pay any such taxes, assessments or other charges resulting therefrom; provided, that if any such payment or reimbursement shall be unlawful or taxable to the Grantee, or would constitute usury or render the indebtedness wholly or partially usurious under Applicable Laws, the Grantor shall pay or reimburse the Grantee for payment of the lawful and non-usurious portion thereof.
Section 5.8. PROCEEDS OF TAX CLAIM. In the event that the proceeds of any tax claim are paid after the Grantee has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Grantee to satisfy any deficiency remaining after such foreclosure. The Grantee shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Grantee shall in a reasonably prompt manner be released to the Grantor.
ARTICLE 6
DUE ON SALE/ENCUMBRANCE
Section 6.1. NO SALE/ENCUMBRANCE. Except as and to the extent permitted by the Indenture and except for any Permitted Liens, Grantor shall not cause or permit a sale, conveyance, mortgage, deed, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of Applicable Laws or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any part thereof or interest therein.
ARTICLE 7
PREPAYMENT; RELEASE OF PROPERTY
Section 7.1. PREPAYMENT. The Secured Obligations may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Indenture Notes and the Indenture.
Section 7.2. RELEASE OF PROPERTY. Grantor shall not be entitled to a release of any portion of the Property from the Lien of this Security Instrument except in accordance with the express terms and conditions of the Indenture.
ARTICLE 8
DEFAULT
Section 8.1. EVENT OF DEFAULT. The term “Event of Default” as used in this Security Instrument shall have the meaning assigned to such term in the Indenture and the occurrence of an “Event of Default” under the Indenture shall constitute an “Event of Default” hereunder.
ARTICLE 9
RIGHTS AND REMEDIES UPON DEFAULT
Section 9.1. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Grantor agrees that Grantee [, acting for itself or by or through Trustee (or its successors and substitutes),] may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor, and in and to the Property, including, but not limited to, such actions as are available under Applicable Laws and the following actions, each of which may be pursued alternatively, concurrently or otherwise, at such time and in such order as Grantee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Grantee:
(a)    Grantee may[, or may direct Trustee (or its successors and substitutes) to,] declare the Secured Obligations to be immediately due and payable. Notwithstanding the foregoing, if and to the extent the Indenture provides for automatic acceleration of the principal amount of the outstanding Secured Obligations upon the occurrence of certain Events of Default, such provisions with respect to automatic acceleration shall govern and control, without any further notice, demand or other action by the Secured Parties, Grantee[, Trustee] or any other Person.
(b)    Reserved.
(c)    With respect to foreclosure, judicial or otherwise, with respect to any of the Property:

(i)    Grantee may[, or may direct Trustee (or its successors and substitutes) to,] institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of Applicable Laws, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner. Grantee may personally, or by its agents or attorneys[, or may direct the Trustee to], (A) enter into and upon and take possession of all or any part of the Property together with the books, records and accounts of the Grantor relating thereto and exclude the Grantor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Property and conduct the business thereof, (C) maintain and restore the Property, (D) make all necessary or proper repairs, renewals and replacements and such useful alterations thereto and thereon as the Grantee may deem advisable, (E) manage, lease and operate the Property and carry on the business thereof and exercise all rights and powers of the Grantor with respect thereto either in the name of the Grantor or otherwise or (F) collect and receive all Rents. Subject to Section 10.1hereof, the Grantee [or Trustee] shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Grantee shall be applied in accordance with the provisions of the Indenture.
(ii)    Grantee may[, or may direct Trustee (or its successors and substitutes) to], with or without entry, to the extent permitted and pursuant to the procedures provided by Applicable Laws, institute proceedings for the partial foreclosure of this Security Instrument, conducting the sale as herein provided, and without declaring the whole Secured Obligations due, and provided that if sale is made because of an Event of Default as hereinabove mentioned, such sale may be made subject to the unmatured part of the Indenture Notes and/or the Secured Obligations secured hereby, and it is agreed that such sale, if so made, shall not in any manner affect any other Secured Obligations secured hereby, but as to such other Secured Obligations this Security Instrument and the Liens created hereby shall remain in full force and effect just as though no sale had been made under the provisions of this Section 9.1(c)(ii). It is further agreed that several sales may be made hereunder without exhausting the right of sale for any remaining Secured Obligations secured hereby, it being the purpose to provide for a foreclosure and sale of the Property for any matured portion of any of the Secured Obligations secured hereby or other items provided for herein without exhausting the power to foreclose and to sell the Property for any remaining Secured Obligations secured hereby, whether matured at the time or subsequently maturing.
(iii)    Grantee may[, or may direct Trustee (or its successors and substitutes) to,] sell the Property in whole or in part and in such parcels and order as Grantee [or Trustee] may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Property has been legally sold.
(iv)    Grantee and/or one or more Secured Parties may become the purchaser at any such sale if it is the highest bidder, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Secured Obligations owing, in lieu of cash payment.
(v)    It shall not be necessary for the Grantee [or Trustee, or its successors or substitutes,] to have constructively in its possession any part of the real or personal Property covered by this Security Instrument, and the title and right of possession of said Property shall pass to the purchaser or purchasers at any sale hereunder as fully as if the same had been actually present and delivered. Likewise, on foreclosure of this Security Instrument whether by power of sale herein contained or otherwise, Grantor or any Person claiming any part of the Property by, through or under Grantor, shall not be entitled to a marshalling of assets or a sale in inverse order of alienation.
(vi)    The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed.

(vii)    To the extent permitted by Applicable Laws, any sale under the powers granted by this Security Instrument shall be a perpetual bar against Grantor, its heirs, successors, assigns and legal representatives.
(viii)    Grantee may[, or may direct Trustee (or its successors and substitutes) to,] sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by Applicable Laws.
(ix)    In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
(d)    In the event any sale hereunder is not completed or is defective in the opinion of Grantee or the holder of any part of the Secured Obligations, to the extent permitted by Applicable Laws, such sale shall not exhaust the power of sale hereunder, and Grantee or such holder shall have the right to cause a subsequent sale or sales to be made by [the Trustee or any successor or substitute Trustee].
(e)    In the event of a foreclosure under the powers granted by this Security Instrument, Grantor and all other Persons in possession of any part of the Property shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Property; and if any such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Grantor expressly waives all damages sustained by reason thereof.
(f)    Grantee may[, or may direct Trustee (or its successors and substitutes) to,] institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Indenture Notes, the Indenture or in the other Note Documents.
(g)    Grantee may[, or may direct Trustee (or its successors and substitutes) to,] recover judgment on the Indenture Notes either before, during or after any proceedings for the enforcement of this Security Instrument or the other Note Documents.
(h)    Grantee may[, or may direct Trustee (or its successors and substitutes) to,] apply for and shall be entitled to the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Secured Obligations and without regard for the solvency of any Grantor or Guarantor or any other guarantor or indemnitor under the Indenture or any other Person liable for the payment of the Secured Obligations.
(i)    The license granted to Grantor under Section 2.2 hereof shall automatically be revoked and, to the extent permitted by Applicable Laws, Grantee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Property and of such books, records and accounts to Grantee upon demand, and thereupon Grantee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Grantee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict Tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Grantor to pay monthly in advance to Grantee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Grantor; (vi) require Grantor to vacate and surrender possession of the Property to Grantee or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Secured Obligations, in such order, priority and proportions as Grantee shall deem appropriate in its sole discretion after deducting therefrom all reasonable expenses (including attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Grantee and Secured Parties, and their respective counsel, agents and employees. Notwithstanding the provisions of this Section 9.1(i) hereof, no credit shall be given by Grantee for any sum or sums received from the rents, issues and profits of the Property until the money collected is actually received by Grantee at its principal office, or at such other place as Grantee shall designate in writing, and no such credit shall be given for any uncollected rents or other uncollected amounts or bills, nor shall such credit be given for any rents, issues and profits derived from the Property after foreclosure or other transfer of the Property (or part thereof from which rents, issues and/or profits are derived pursuant to the Security Instrument or by agreement) to Grantee or any other third party. Receipt of rents, issues and/or profits by Grantee shall not be deemed to constitute a pro-tanto payment of the indebtedness evidenced by, or arising under, this Security Instrument, the Indenture Notes, the Indenture or any of the other Note Documents, but shall be applied as provided in Section 9.2.
(j)    To the extent permitted by Applicable Laws, Grantee may[, or may direct Trustee (or its successors and substitutes) to,] exercise any and all rights and remedies granted to a secured party upon an uncured default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Collateral (including, without limitation, the Personal Property) or any part thereof, and to take such other measures as Grantee may deem necessary for the care, protection and preservation of the Collateral (including, without limitation, the Personal Property); and (ii) request Grantor at its expense to assemble the Collateral (including, without limitation, the Personal Property) and make it available to Grantee at a convenient place acceptable to Grantee. Any notice of sale, disposition or other intended action by Grantee [or Trustee] with respect to the Collateral (including, without limitation, the Personal Property) sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute commercially reasonable notice to Grantor.
(k)    Grantee may[, or may direct Trustee (or its successors and substitutes) to,] apply any sums then deposited or held in escrow or otherwise by or on behalf of Grantee in accordance with the terms of the Indenture, this Security Instrument or any other Note Document, to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Indenture Notes; (iv) amortization of the unpaid principal balance of the Indenture Notes; (v) all other sums payable pursuant to the Indenture Notes, the Indenture, this Security Instrument and the other Note Documents, including, without limitation, advances made by Grantee or any Secured Party pursuant to the terms of this Security Instrument.
(l)    Grantee may[, or may direct Trustee (or its successors and substitutes) to,] surrender the insurance policies maintained pursuant to the Indenture, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Secured Obligations in such priority and proportion as Grantee in its discretion shall deem proper, and in connection therewith, Grantor hereby appoints Grantee as its agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantee to collect such insurance premiums.
(m)    Grantee may apply the undisbursed balance of any deposit made by Grantor with Grantee in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Secured Obligations in such order, priority and proportions as Grantee shall deem to be appropriate in its discretion.
(n)    Grantee may[, or may direct Trustee to,] pursue such other remedies as Grantee [or Trustee] may have under Applicable Laws.
Section 9.2. APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, and/or any part thereof, or any other sums collected by Grantee on behalf of Secured Parties pursuant to this Security Instrument shall be applied by Grantee as follows:

FIRST: To the Collateral Agent and Indenture Trustee for all amounts due under Sections 7.07 and 12.11(1) of the Indenture;
SECOND: To the Collateral Agent and Indenture Trustee for all amounts due under this Security Instrument;
THIRD: To the Noteholders (as such term is defined in the Indenture) for amounts then due and unpaid for principal, premium, if any, and interest on the Indenture Notes in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Indenture Notes for principal, premium, if any, and interest, respectively; and
FOURTH: To the Grantor or any of the obligors of the Indenture Notes, as their interests may appear, or as a court of competent jurisdiction may direct.
Section 9.3. RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Grantee may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make any payment or do any act required of Grantor hereunder in such manner and to such extent as Secured Parties may deem necessary to protect the security hereof. Grantee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Secured Obligations, and the reasonable cost and expense thereof (including attorneys' fees to the extent permitted by Applicable Laws) with interest as provided in this Section 9.3, shall constitute a portion of the Secured Obligations and shall be due and payable to Grantee on behalf of Secured Parties upon demand. All such costs and expenses incurred by Grantee or any Secured Party remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the rate of interest specified in Section 2.14 of the Indenture, if any (the “Default Rate”), for the period after notice from Grantee or any Secured Party that such cost or expense was incurred to the date of payment to Grantee or such Secured Party. All such costs and expenses incurred by Grantee or any Secured Party [or Trustee] together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Secured Obligations and be secured by this Security Instrument and the other Note Documents and shall be immediately due and payable upon demand by Grantee or such Secured Party therefor.
Section 9.4. ACTIONS AND PROCEEDINGS. Grantee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Grantee, in its discretion, decides should be brought to protect its interest in the Property.
Section 9.5. RECOVERY OF SUMS REQUIRED TO BE PAID. Grantee and Secured Parties shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Secured Obligations as the same become due, without regard to whether or not the balance of the Secured Obligations shall be due, and without prejudice to the right of Grantee and Secured Parties thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.
Section 9.6. ADDITIONAL PROVISIONS. With respect to the Collateral, from the Effective Date until the Secured Obligations are paid and performed in full or this Security Instrument is otherwise released by written instrument executed by Grantee and authorized to be recorded in the applicable public records of the jurisdiction in which the Property is located, Grantee [and Trustee (and its successors and substitutes)] [are/is] is hereby irrevocably appointed the true and lawful attorney of the Grantor (coupled with an interest), with full power and authority and with full power of substitution, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Collateral, and for that purpose Grantee [and Trustee (and its successors and substitutes)] may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with such power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, Grantor, if so requested by Grantee, shall ratify and confirm any such sale or sales by executing and delivering to Grantee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Grantee, for such purpose, and as may be designated in such request. To the extent permitted by Applicable Laws, any such sale or sales made under or by virtue of this Section 9.6 shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law, or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Grantor. Upon any sale made under or by virtue of this Section 9.6, [Trustee, or its successor or substitute, or] Grantee may, to the extent permitted by Applicable Laws, bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Secured Obligations secured hereby the net sales price after deducting therefrom the expenses of the sale and the cost of the auction and any other sums which Grantee is authorized to deduct by Applicable Laws or under this Security Instrument. At any sale pursuant to this Section 9.6, whether made under power herein granted, under or as otherwise authorized by Applicable Laws, or by virtue of any judicial proceeding or any other legal right, remedy or recourse, it shall not be necessary for Grantee [or Trustee, or its successor or substitute,] to be physically present, or to have constructive possession of, the Property, and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually presented and delivered to the purchaser at such sale.
Section 9.7. OTHER RIGHTS, ETC.
(a)    The failure of [Trustee,] Secured Parties or Grantee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument or any other Note Document. Grantor shall not be relieved of Grantor's obligations hereunder by reason of (i) the failure of [Trustee,] Secured Parties or Grantee to comply with any request of Grantor or any guarantor or indemnitor with respect to the Indenture to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Indenture Notes or the other Note Documents, (ii) the release, regardless of consideration, of less than the whole of the Property, or of any Person liable for the Secured Obligations or any portion thereof unless, in connection with such release, Grantee releases of record this Security Instrument in its entirety, or (iii) any written agreement or stipulation by Grantee or Secured Parties extending the time of payment or otherwise modifying or supplementing the terms of the Indenture Notes, this Security Instrument or the other Note Documents (except to the extent of any such modification).
(b)    It is agreed that the risk of loss or damage to the Property is on Grantor, and none of [Trustee,] Grantee and Secured Parties shall have any liability whatsoever for decline in the value of the Property, for failure to maintain the insurance policies required to be maintained pursuant to the Indenture or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Grantee [or Trustee] shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Grantee's possession.
(c)    Grantee or Secured Parties may resort for the payment of the Secured Obligations to any other security held by Grantee or Secured Parties in such order and manner as Grantee or Secured Parties, in their discretion, may elect. Grantee or Secured Parties may take action to recover the Secured Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Grantee or Secured Parties thereafter to foreclose this Security Instrument. The rights of Grantee, [and] Secured Parties [and Trustee] under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Secured Parties, [or] Grantee [or Trustee] shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. None of Secured Parties, [or] Grantee [or Trustee] shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
(d)    In the event of a foreclosure sale, whether made by [the Trustee] under the terms hereof, or under judgment of a court, the Collateral may, at the option of Grantee, be sold as a whole with the Land and Improvements.
Section 9.8. RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Subject to the provisions of the Indenture, Grantee may release [or direct Trustee to release] any portion of the Property for such consideration as Grantee may require without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of this Security Instrument, or improving the position of any subordinate lien holder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Grantee or any Secured Party for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Grantee may require without being accountable for so doing to any other lien holder. This Security Instrument shall continue as a Lien and security interest in the remaining portion of the Property.
Section 9.9. RIGHT OF ENTRY. Upon reasonable notice to Grantor, Grantee and its agents shall have the right to enter and inspect the Property at all reasonable times.
Section 9.10. BANKRUPTCY.
(a)    Upon the occurrence and during the continuance of an Event of Default, Grantee shall have the right to proceed in its own name or in the name of Secured Parties or in the name of Grantor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Grantor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.
(b)    If there shall be filed by or against Grantor a petition under the Bankruptcy Code, as the same may be amended from time to time, and Grantor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Grantor shall give Grantee not less than ten (10) days' prior notice of the date on which Grantor shall apply to the bankruptcy court for authority to reject the Lease. Grantee shall have the right, but not the obligation, to serve upon Grantor within such ten-day period a notice stating that (i) Grantee demands that Grantor assume and assign the Lease to Grantee pursuant to Section 365 of the Bankruptcy Code and (ii) Grantee covenants to cure or provide adequate assurance of future performance under the Lease. If Grantee serves upon Grantor the notice described in the preceding sentence, Grantor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Grantee of the covenant provided for in clause (ii) of the preceding sentence.
Section 9.11. SALE OF OPERATING LEASE. The word “sale” as used in this Article 9 with respect to the Operating Lease [or the Ground Lease, as applicable] shall mean the sale, transfer, assignment or conveyance for value of the leasehold interest of the Grantor in such Lease, together with all of the Grantor's right, title and interest in and to the other items comprising the Property.
Section 9.12. SUBROGATION. If any or all of the proceeds of the Indenture Notes have been used to extinguish, extend or renew any indebtedness heretofore existing against all or any portion of the Property, then, to the extent of the funds so used, Grantee and Secured Parties shall be subrogated to all of the rights, claims, Liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, Liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Grantee and Secured Parties and are merged with the Lien and security interest created herein as cumulative security for the payment and performance of the Secured Obligations.
ARTICLE 10
INDEMNIFICATIONS
Section 10.1. GENERAL INDEMNIFICATION. The terms and conditions of the second paragraph of Section 7.07 of the Indenture regarding indemnification are hereby incorporated herein by reference, and are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein; provided the terms “Trustee” and “Indemnified Party” as used therein shall, solely for purposes herein, be replaced with the term “Indemnified Party” (as defined in this Security Instrument), the term “Indenture” as used therein shall, solely for purposes herein, be replaced with the term “Security Instrument”, and the term “Claims” as used therein shall, solely for purposes herein, be amended to exclude subsection (b) thereof and include: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Laws; (e) any and all claims and demands whatsoever which may be asserted against Grantee or any Secured Party by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the Operating Lease or any Lease [(including the Ground Lease)]; or (f) the payment of any commission charge or brokerage fee to anyone which may be payable in connection with the Secured Obligations.
Section 10.2. MORTGAGE AND/OR INTANGIBLE TAX. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Party and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument or any other Note Document.
Section 10.3. GRANTEE'S RIGHTS. Grantee and any other Person designated by Grantee, including, but not limited to, any representative of a governmental authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in Grantee's sole (but reasonable) discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Grantor shall cooperate with and provide access to Grantee and any such Person designated by Grantee. Grantee agrees that it shall not exercise its rights under this Section 10.3 more frequently than once per calendar year unless Grantee reasonably believes that an Event of Default has occurred and is continuing.
ARTICLE 11
WAIVERS AND OTHER MATTERS
Section 11.1. WAIVER OF COUNTERCLAIM. Grantor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by [Trustee,] Grantee or any Secured Party arising out of or in any way connected with this Security Instrument, the Property, the Indenture Notes, the Indenture, any of the other Note Documents, or the Secured Obligations.
Section 11.2. MARSHALLING AND OTHER MATTERS. Grantor hereby waives, to the extent permitted by Applicable Laws, the benefit of all Applicable Laws now or hereafter in force regarding homestead, dower, elective or distributive share, appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein and all other rights and exemptions of every kind, all of which are hereby expressly waived. Further, Grantor hereby expressly waives any and all rights of redemption (statutory or otherwise) and the equity of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Grantor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by Applicable Laws.
Section 11.3. WAIVER OF NOTICE. Grantor shall not be entitled to any notices of any nature whatsoever from Secured Parties, [or] Grantee [or Trustee] except with respect to matters for which this Security Instrument or the Indenture or any other Note Documents specifically and expressly provides for the giving of notice by Secured Parties, [or] Grantee [or Trustee] to Grantor and except with respect to matters for which Grantor is not permitted by Applicable Laws to waive its right to receive notice, and Grantor hereby expressly waives presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind from Secured Parties, [or] Grantee [or Trustee] with respect to any matter for which this Security Instrument or Applicable Laws do not specifically and expressly provide for the giving of notice by Secured Parties, [or] Grantee [or Trustee] to Grantor.
Section 11.4. WAIVER OF STATUTE OF LIMITATIONS. Grantor hereby expressly waives and releases to the fullest extent permitted by Applicable Laws, the pleading of any statute of limitations as a defense to payment or performance of the Secured Obligations.

Section 11.5. SOLE DISCRETION OF GRANTEE. Whenever pursuant to this Security Instrument, Grantee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Grantee, the decision of Grantee to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically provided herein or in the Indenture) be in the sole discretion of Grantee and shall be final and conclusive.
Section 11.6. WAIVER OF TRIAL BY JURY. GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GRANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
Section 11.7. WAIVER OF FORECLOSURE DEFENSE. Grantor hereby waives any defense Grantor might assert or have by reason of Grantee's [or Trustee's] failure to make any Tenant of the Property a party defendant in any foreclosure proceeding or action instituted by Grantee [or Trustee].
Section 11.8. GRANTOR'S KNOWLEDGE. GRANTOR SPECIFICALLY ACKNOWLEDGES AND AGREES (a) THAT IT HAS A DUTY TO READ THIS SECURITY INSTRUMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS SECURITY INSTRUMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS SECURITY INSTRUMENT, (c) THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS SECURITY INSTRUMENT AND HAS RECEIVED THE ADVICE OF SUCH COUNSEL IN CONNECTION WITH ENTERING INTO THIS SECURITY INSTRUMENT, AND (d) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS SECURITY INSTRUMENT PROVIDE FOR (i) CERTAIN WAIVERS AND (ii) THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES THAT SUCH PARTY MIGHT OTHERWISE BE RESPONSIBLE FOR UNDER APPLICABLE LAWS. GRANTOR FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS SECURITY INSTRUMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT “CONSPICUOUS.”
Section 11.9. USURY SAVINGS PROVISIONS. It is the intent of Grantee, Secured Parties and Grantor in the execution of the Indenture and the other Note Documents and any other written or oral agreement by Grantor in favor of Grantee and Secured Parties to contract in strict compliance with Applicable Laws with respect to usury. In furtherance thereof, Grantee, Secured Parties and Grantor stipulate and agree that none of the terms and provisions contained in the Indenture and the other Note Documents or in any other written or oral agreement by Grantor, the Companies or the Issuer in favor of Grantee and Secured Parties, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the maximum interest rate permitted to be charged by Applicable Laws; that neither Grantor nor any guarantors, endorsers or other Persons now or hereafter becoming liable for payment of the Secured Obligations are agreeing to pay at a rate in excess of the maximum interest that may be lawfully charged under Applicable Laws; and that the provisions of this subsection shall control over all other provisions of the Indenture, the other Note Documents or any other oral or written agreements which may be in apparent conflict herewith. Grantee and Secured Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Secured Obligations or the remaining Secured Obligations are accelerated. If the maturity of the Secured Obligations or the remaining Secured Obligations shall be accelerated for any reason or if the principal of the Secured Obligations or the remaining Secured Obligations are paid prior to the maturity of the Indenture Notes or the Secured Obligations, as applicable, and as a result thereof the interest received for the actual period of existence of the Indenture Notes or the Secured Obligations, as applicable, exceeds the applicable maximum lawful rate, Grantee and Secured Parties shall, at Grantee's option, either refund to Grantor the amount of such excess or credit the amount of such excess against the principal balance of the Secured Obligations then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by Applicable Laws as a result of such excess interest. In the event that

Grantee and Secured Parties shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Indenture Notes or the Secured Obligations to a rate in excess of that permitted to be charged by Applicable Laws, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Grantee, be either immediately returned to Grantor or credited against the Secured Obligations then outstanding, in which event any and all penalties of any kind under Applicable Laws as a result of such excess interest shall be inapplicable.
ARTICLE 12
CROSS-COLLATERALIZATION
Section 12.1. CROSS-COLLATERALIZATION. Grantor acknowledges that the Secured Obligations are secured by this Security Instrument together with those certain other Deeds of Trust (as defined in the Indenture) now or hereafter given by Grantor or certain Affiliates of Grantor to Grantee or to certain trustees in trust and for the benefit of Grantee (whether one or more, collectively, the “Other Mortgages”) securing the Secured Obligations and encumbering the real and personal property more particularly described in the Other Mortgages (such real and personal property, collectively, the “Other Properties”), all as more particularly set forth in the Indenture. Upon the occurrence and during the continuance of an Event of Default, Grantee shall have the right to institute or, if applicable, direct Trustee (or with respect to Other Mortgages, the trustees appointed pursuant to such Other Mortgages) to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of the Other Mortgages whether by court action, power of sale or otherwise, under Applicable Laws, for all of the Secured Obligations and the Lien and the security interest created by the Other Mortgages shall continue in full force and effect without loss of priority as a Lien and security interest securing the payment of that portion of the Secured Obligations then due and payable but still outstanding. Grantor acknowledges and agrees that the Property and the Other Properties are located in one or more states and/or counties, and therefore Grantee shall be permitted to, or as the case may be, to direct certain named trustees to, enforce payment and performance of the Secured Obligations and the performance of any term, covenant or condition of the Indenture, this Security Instrument, the Other Mortgages or the other Note Documents and exercise any and all rights and remedies under the Indenture, this Security Instrument, the other Note Documents or the Other Mortgages or, as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Grantee, in its sole discretion, in any one or more of the states or counties in which the Property or any of the Other Properties are located. Neither the acceptance of this Security Instrument, the Other Mortgages or the other Note Documents nor the enforcement thereof in any one state or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Indenture Notes, this Security Instrument, the Other Mortgages or the other Note Documents through one or more additional proceedings in that state or county or in any other state or county. Any and all sums received by Grantee or any Secured Party under the Indenture Notes, this Security Instrument, and the other Note Documents shall be applied to the Secured Obligations in such order and priority as Grantee shall determine, in its sole discretion, without regard to any portion of the Secured Obligations allocated to any Property or any of the Other Properties or the appraised value of the Property or any of the Other Properties.
ARTICLE 13
GRANTEE AND NOTICES
Section 13.1. FAILURE TO ACT. Notwithstanding anything to the contrary contained herein or in any other Note Document, the failure of Grantee [or Trustee] to take any action hereunder or under any other Note Document shall not (a) be deemed to be a waiver of any term or condition of this Security Instrument or any of the other Note Documents, (b) adversely affect any rights of [Trustee,] Grantee or any Secured Party hereunder or under any other Note Document, or (c) relieve Grantor of any of Grantor's obligations hereunder or under any other Note Document.
Section 13.2. NOTICES. All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Indenture (including that notices to Grantor shall be sent to Grantor in care of FelCor at the address set forth for FelCor in the Indenture); provided, however, that any notice given in accordance with the requirements of any applicable statute (including, without limitation, statutes govern-

ing foreclosure or notices of foreclosure) shall be effective when given in accordance with statutory requirements, notwithstanding anything to the contrary contained herein or in any other Note Document.
ARTICLE 14
APPLICABLE LAWS
Section 14.1. GOVERNING LAWS; JURISDICTION; ETC.
(a)    GOVERNING LAW. THIS SECURITY INSTRUMENT SHALL IN ALL RESPECTS (INCLUDING WITH RESPECT TO THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO SECTION 2.6) BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART) ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS SECURITY INSTRUMENT (OTHER THAN THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO SECTION 2.6) AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.
(b)    SUBMISSION TO JURISDICTION. WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS SECURITY INSTRUMENT, GRANTOR (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT BROUGHT IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECURITY INSTRUMENT WILL BE DEEMED TO PRECLUDE COLLATERAL AGENT FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.
(c)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.2. NOTHING IN THIS SECURITY INSTRUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS.
Section 14.2. PROVISIONS SUBJECT TO APPLICABLE LAWS. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate Applicable Laws and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under Applicable Laws. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.
ARTICLE 15
MISCELLANEOUS PROVISIONS
Section 15.1. NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor, Secured Parties, [or] Grantee [or Trustee,] but only in accordance with the terms of the Indenture and in writing signed by Grantor and Grantee.

Section 15.2. SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL. This Security Instrument shall be binding upon and inure to the benefit of Grantor, Grantee and Secured Parties and their respective successors and assigns forever. If Grantor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.
Section 15.3. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Indenture, the Indenture Notes or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Indenture, the Indenture Notes and this Security Instrument shall be construed without such provision.
Section 15.4. HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 15.5. NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 15.6. ENTIRE AGREEMENT. This Security Instrument and the other Note Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Security Instrument and the other Note Documents.
Section 15.7. LIMITATION ON GRANTEE'S OR SECURED PARTIES' RESPONSIBILITY. Subject to Section 10.1, no provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon [Trustee,] Secured Parties or Grantee, nor shall it operate to make [Trustee,] Secured Parties or Grantee responsible or liable for any waste committed on the Property by the Tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting [Trustee,] Secured Parties or Grantee a “mortgagee in possession.”
Section 15.8. DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single Security Instrument.
Section 15.9. COVENANTS TO RUN WITH THE LAND. All of the grants, covenants, terms, provisions and conditions in this Security Instrument shall run with the Land and the Grantor's interest therein and shall apply to, and bind the successors and assigns of, the Grantor.
Section 15.10. CONCERNING GRANTEE
(a)    The Grantee has been appointed as Collateral Agent pursuant to the Indenture. The actions of the Grantee hereunder are subject to the provisions of the Indenture. The Grantee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Property), in accordance with this Security Instrument and the Indenture. The Grantee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Grantee may resign and a successor Grantee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Grantee by a successor Grantee, that successor Grantee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of, and assume, from and after the date of acceptance of any such appointment, the obligations of, the retiring Grantee under this Security Instrument, and the retiring Grantee shall thereupon be discharged from its duties and obligations under this Security Instrument. After any retiring Grantee's resignation, the provisions hereof shall bind and inure to its benefit as to any actions taken or omitted to be taken by it under this Security Instrument while it was the Grantee.

(b)    The Grantee shall be deemed to have exercised reasonable care in the custody and preservation of the Property in its possession if such Property is accorded treatment substantially equivalent to that which the Grantee, in its individual capacity, accords its own property consisting of similar property, instruments or interests, it being understood that neither the Grantee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Property.
(c)    The Grantee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Instrument and its duties hereunder, upon advice of counsel selected by it.
(d)    With respect to any of its rights and obligations as a Secured Party, the Grantee shall have and may exercise the same rights and powers hereunder. The Grantee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Grantor or any Affiliate of the Grantor to the same extent as if the Grantee were not acting as Collateral Agent.
Section 15.11. GRANTEE MAY PERFORM; GRANTEE APPOINTED ATTORNEY-IN-FACT. If the Grantor shall fail to perform any covenants contained in this Security Instrument (including, without limitation, the Grantor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Indenture, (ii) pay Other Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Grantor under any Property) or if any warranty on the part of the Grantor contained herein shall be breached, the Grantee may (but shall not be obligated to), do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Grantee shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Grantor fails to pay or perform as and when required hereby and which the Grantor does not contest in accordance with the provisions of the Indenture. Any and all amounts so expended by the Grantee shall be paid by the Grantor in accordance with the provisions of the Indenture and repayment shall be secured by this Security Instrument. Neither the provisions of this Section 15.11 nor any action taken by the Grantee pursuant to the provisions of this Section 15.11 shall prevent any such failure to observe any covenant contained in this Security Instrument nor any breach of warranty from constituting an Event of Default. The Grantor hereby appoints the Grantee [and Trustee] as attorney-in-fact, with full power and authority and with full power of substitution, in the place and stead of the Grantor and in the name of the Grantor, or otherwise, from time to time in the Grantee's discretion to take any action and to execute any instrument consistent with the terms hereof and the other Note Documents which the Grantee may deem necessary or advisable to accomplish the purposes hereof (but the Grantee [and Trustee] shall not be obligated to and shall have no liability to the Grantor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
Section 15.12. CONTINUING SECURITY INTEREST; ASSIGNMENT. This Security Instrument shall create a continuing Lien on and security interest in the Property and shall (i) be binding upon the Grantor, its successors and assigns and (ii) inure, together with the rights and remedies of the Grantee [and Trustee] hereunder, to the benefit of the Grantee for the benefit of the Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any of the Companies, the Issuer or Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Security Instrument to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject, however, to the provisions of the Indenture and this Security Instrument. The Grantor agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any of the Grantor, the Issuer or the Companies or otherwise.
Section 15.13. TERMINATION; RELEASE. In accordance with the terms of the Indenture and this Security Instrument, when all the Secured Obligations have been paid in full this Security Instrument shall terminate. Upon termination hereof or any release of the Property or any portion thereof in accordance with the provisions of the Indenture and this Security Instrument, the Grantee [and/or Trustee at the direction of the Grantee

(as so required by Applicable Laws)] shall, upon the request and at the sole cost and expense of the Grantor, forthwith assign, transfer and deliver to the Grantor, against receipt and without recourse to or warranty by the Grantee [or Trustee], such of the Property to be released (in the case of a release) as may be in possession of the Grantee [or Trustee] and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any such Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Property, as the case may be.
Section 15.14. RELATIONSHIP. The relationship of the Grantee to the Grantor hereunder is strictly and solely that of grantee and grantor and nothing contained in the Indenture, this Security Instrument, or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy‑in‑common, joint tenancy or other relationship of any nature whatsoever between the Grantee and the Grantor other than as grantee and grantor.
ARTICLE 16
RESERVED
ARTICLE 17
DEED OF TRUST PROVISIONS
Section 17.1. CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by Applicable Laws, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Grantor and to Grantee. Grantee may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Grantee may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Grantee. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by Applicable Laws or otherwise. If Grantee is a corporation or limited liability company, any appointment of a substitute trustee may be made on behalf of Grantee by any person who is then the president, or a vice-president, assistant vice-president, treasurer, cashier, secretary, manager or any other authorized officer or agent of Grantee.
Section 17.2. TRUSTEE'S FEES. Grantor shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.
Section 17.3. CERTAIN RIGHTS. With the approval of Grantee, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Grantee) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Indenture Notes, this Security Instrument or the other Note Documents, and shall be fully protected in relying as to legal matters on the advice of counsel; (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through its agents or attorneys; (c) to select and employ, in and about the execution of its duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith; and (d) any and all other lawful action as Grantee may instruct Trustee to take to protect or enforce Grantee's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered.
Section 17.4. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by Applicable Laws) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.
Section 17.5. PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Grantor by Trustee or any substitute trustee to more fully and certainly vest in and confirm to Trustee or the substitute trustee such estates, rights, powers, and duties, then, upon request by Trustee or the substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.
Section 17.6. SUCCESSION INSTRUMENTS. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of it or its predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Grantee or of the substitute trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee's place.]
ARTICLE 18
[RESERVED]
ARTICLE 19
THIRD PARTY GRANTOR PROVISIONS
Section 19.1. THIRD PARTY GRANTOR. Each Grantor agrees to the provisions of this Article 19 with respect to its interest in the Property encumbered by this Security Instrument and the obligations secured hereby to the extent the proceeds of the Secured Obligations have been paid to or for the benefit of a Person (the “Third Party Borrower”) other than such Grantor (including, without limitation, the Issuer and the Companies).
Section 19.2. AUTHORIZATIONS TO GRANTEE. Grantor authorizes Grantee, without notice or demand and without affecting their liability hereunder, from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Secured Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (ii) take and hold other security for the payment of the Secured Obligations, and exchange, enforce, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof, including, without limitation, a non-judicial sale permitted by the terms of this Security Instrument or the Indenture as Grantee in its discretion may determine; and (iv) release or substitute any one or more of the endorsers or guarantors of any Secured Obligations.
Section 19.3. GRANTOR'S WARRANTIES. Grantor warrants that: (i) this Security Instrument is executed at the request of Third Party Borrower; and (ii) Grantor has adequate means of obtaining from Third Party Borrower on a continuing basis financial and other information pertaining to Third Party Borrower's financial condition without relying on Grantee therefor. Grantor agrees to keep adequately informed from such means of any facts, events or circumstances which Grantor considers material or which might in any way affect Grantor's risks hereunder. With respect to information or material acquired in the normal course of Grantee's relationship with

Third Party Borrower, Grantor agrees that Grantee shall have no obligation to disclose such information or material to Grantor.
Section 19.4. GRANTOR'S WAIVERS
(a)    Grantor waives any right to require Grantee to (A) proceed against any Person, including Third Party Borrower; (B) proceed against or exhaust any Collateral held from Third Party Borrower, any endorser or guarantor or any other person; (C) give notice of terms, time and place of any public or private sale of personal property or real property security held from Grantors; (D) pursue any other remedy in Grantee's power; or (E) make any presentments, demands for performance, or give any notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any obligations or evidences of indebtedness held by Grantee as security, in connection with any obligations or evidences of indebtedness which constitute in whole or in part the indebtedness secured hereunder, or in connection with the creation of new or additional indebtedness. Grantor agrees that, in case of an Event of Default and foreclosure, Grantee may enforce this Security Instrument against any or all interests encumbered by this Security Instrument in a single proceeding.
(b)    Grantor waives any defense arising by reason of (A) any disability or other defense of Third Party Borrower, any endorser or guarantor or any other Person; (B) the cessation from any cause whatsoever, other than payment in full of the indebtedness of Third Party Borrower, of the liability of any endorser or guarantor or any other Person; (C) the application by Third Party Borrower of the proceeds of any indebtedness for purposes other than the purpose represented by Third Party Borrower to Grantee or intended or understood by Grantee or Grantor; (D) any act or omission by Grantee which directly or indirectly results in or aids the discharge of Third Party Borrower or of any indebtedness by operation of law or otherwise; (E) any modification to any secured indebtedness, and including, without limitation, the renewal, extension, acceleration or other change in time for payment of the indebtedness, or other change in the terms of the indebtedness or any part thereof, including an increase or decrease of the rate of interest thereon; and (F) all suretyship and guarantor's defenses generally.
(c)    Grantor shall have no right of subrogation, and Grantor further waives any right to enforce any remedy which Grantee now has or may hereafter have against Third Party Borrower, any endorser or guarantor or any other Person, and waives any benefit of, or any right to participate in, any security whatsoever now or hereafter held by Grantee from Third Party Borrower or any other Person.
Section 19.5. FURTHER EXPLANATION OF WAIVERS. Grantor waives all rights and defenses that the Grantor may have because the Third Party Borrower's debt is secured by real property. This means, among other things:
(a)    The Grantee may foreclose against the Grantor's interests without first foreclosing on any real or personal property collateral pledged by the Third Party Borrower;
(b)    If the Grantee forecloses on any real property collateral pledged by the Third Party Borrower: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Grantee may foreclose against the Grantor's interests even if the Grantee, by foreclosing on the Third Party Borrower's interests, has destroyed any right the Grantor may have to collect from the Third Party Borrower.
This is an unconditional and irrevocable waiver of any rights and defenses the Grantor may have because the Third Party Borrower's debt is secured by the Third Party Borrower's interest in real property.

Section 19.6. GRANTOR'S UNDERSTANDINGS WITH RESPECT TO WAIVERS.
(a)    Grantor warrants and agrees that Grantor has had all necessary opportunity to secure any advice which Grantor desires with respect to each of the waivers set forth above, that such waivers are made with Grantor's full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.
(b)    Notwithstanding the foregoing, all waivers in this Article 19 shall be effective only to the extent permitted by Applicable Laws.
ARTICLE 20
STATE SPECIFIC PROVISIONS
[Remainder of page intentionally blank.
Signature pages follow.]

EXECUTED as of the Effective Date.
OWNER:

[ ],
a [ ] [ ]
By:_________________________________
Name:
Title:

State of __________________
County of __________________

Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid, ____________________, with whom I am personally acquainted, and who acknowledged that _he executed the within instrument for the purposes therein contained, and who further acknowledged that _he is the/a(n) _____________ of [ ], L.L.C., a [ ] [ ], and executed this instrument on behalf of said limited liability company.
WITNESS my hand, at office, this __ day of ____________________, 2013.
____________________________________
Notary Public
My Commission Expires:_______________
Name:______________________________

S - 1

EXECUTED as of the Effective Date.
OPERATOR:

[ ], a [ ] [ ]
By:_________________________________
Name:
Title:
State of __________________
County of ________________
Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid, ____________________, with whom I am personally acquainted, and who acknowledged that _he executed the within instrument for the purposes therein contained, and who further acknowledged that _he is the/a(n) _____________ of [ ], a [ ] [ ], and executed this instrument on behalf of said limited liability company.
WITNESS my hand, at office, this __ day of ____________________, 2013.

____________________________________
Notary Public
My Commission Expires:_______________
Name:______________________________

S - 2

[EXHIBIT A: LEGAL DESCRIPTION OF [FEE] LAND]

[EXHIBIT B: DESCRIPTION OF [ ] GROUND LEASE]

[EXHIBIT C: DESCRIPTION OF [ ] GROUND LEASE]

SCHEDULE I
MAJOR LEASE
[Insert or indicate none.]